Exhibit 99.1

CONTACT:	Jason Koval
(914) 640-4429
FOR IMMEDIATE RELEASE
April 30, 2009
STARWOOD REPORTS FIRST QUARTER 2009 RESULTS
WHITE PLAINS, NY, April 30, 2009 – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported first quarter 2009 financial results.
First Quarter 2009 Highlights
▪	Excluding special items, EPS from continuing operations was $0.14. Including special items, EPS from continuing operations was $0.04.

▪	Adjusted EBITDA was $167 million.

▪	Excluding special items, income from continuing operations was $25 million. Including special items, income from continuing operations was $7 million.

▪	Worldwide System-wide REVPAR for Same-Store Hotels decreased 23.5% (down 19.2% in constant dollars) compared to the first quarter of 2008. System-wide REVPAR for Same-Store Hotels in North America decreased 22.8% (down 21.0% in constant dollars).

▪	Management and franchise revenues decreased 15.4% compared to 2008.

▪	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels decreased 31.6% (down 26.4% in constant dollars) compared to the first quarter of 2008. REVPAR for Starwood branded Same-Store Owned Hotels in North America decreased 31.2% (down 28.3% in constant dollars).

▪	Revenues from vacation ownership and residential sales decreased 30.1% compared to 2008.

▪	The Company signed 18 hotel management and franchise contracts in the quarter representing approximately 4,900 rooms.

▪	On April 27, 2009, the Company entered into an amendment to its bank revolver and bank term loans, increasing the permitted leverage ratio from 4.5x to 5.5x (as defined in the agreements).

First Quarter 2009 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the first quarter of 2009 of $0.04 per share compared to $0.42 in the first quarter of 2008. Excluding special items, which net to charges of $18 million in 2009 and $4 million in 2008, EPS from continuing operations was $0.14 for the first quarter of 2009 compared to $0.44 in the first quarter of 2008. Excluding special items, the effective income tax rate in the first quarter of 2009 was 16.4% compared to 28.7% in the same period of 2008, primarily due to lower pretax income from high tax jurisdictions in 2009.
Income from continuing operations was $7 million in the first quarter of 2009 compared to $79 million in 2008. Excluding special items, income from continuing operations was $25 million for the first quarter of 2009 compared to $83 million in 2008.
Net income was $6 million and EPS was $0.03 in the first quarter of 2009 compared to $32 million and EPS of $0.17 in the first quarter of 2008.
Frits van Paasschen, CEO said, “For the second quarter in a row, our pre-emptive cost cutting enabled us to beat expectations, even in the face of substantial declines in REVPAR. Our cost containment exercises are driving operational efficiencies for our owners while our sales organization and SPG loyalty program stimulate revenue at their hotels.  The current environment has pushed us to be aggressive in cutting costs and judicious in our capital allocation. Looking past this economic crisis, we remain committed to our long-term growth strategy to create substantial value for our shareholders. By the end of this year, our system of hotels will cross the 1,000th hotel milestone, including 250 new openings and 350 renovated hotels since 2007, making us well-positioned to own the upswing as the global economy stabilizes.”
First Quarter 2009 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels decreased 23.5% (down 19.2% in constant dollars) compared to the first quarter of 2008. International System-wide REVPAR for Same-Store Hotels decreased 24.4% (down 17.1% in constant dollars). Worldwide System-wide REVPAR decreases by region were: 13.9% in Africa and the Middle East, 20.5% in Latin America, 22.8% in North America, 26.9% in Asia Pacific, and 29.0% in Europe. Worldwide System-wide REVPAR decreases by brand were: Four Points by Sheraton 20.6%, Sheraton 21.0%, Westin 21.4%, Le Méridien 28.5%, W Hotels 34.0%, and St. Regis/Luxury Collection 34.1%.
Management fees, franchise fees and other income were $165 million, down $41 million, or 19.9%, from the first quarter of 2008. Management fees decreased 24.0% to $79 million and franchise fees decreased 17.9% to $32 million. The Company worked closely with its owner/partners to aggressively reduce costs, helping to minimize impact from the weak REVPAR environment.
Approximately 57% of the Company’s management and franchise fees are generated in markets outside the United States.

During the first quarter of 2009, the Company signed 18 hotel management and franchise contracts representing approximately 4,900 rooms of which 17 are new builds and one is a conversion from another brand. At March 31, 2009, the Company had approximately 400 hotels in the active pipeline representing approximately 95,000 rooms, driven by strong interest in all Starwood brands.  Of these rooms, 68% are in the upper upscale and luxury segments and 65% are in international locations.
During the first quarter of 2009, 16 new hotels and resorts (representing approximately 3,500 rooms) entered the system, including the Sheraton Prague Charles Square (Prague, Czech Republic, 160 rooms), W Doha (Doha, Qatar, 445 rooms), The Westin Jersey City (Jersey City, New Jersey, 429 rooms) and four Aloft hotels in Charlotte, North Carolina; Tempe, Arizona; San Antonio, Texas; and National Harbor, Maryland. Eleven properties (representing approximately 1,800 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels decreased 31.6%. REVPAR at Starwood branded Same-Store Owned Hotels in North America decreased 31.2% (down 28.3% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR decreased 32.2% (down 23.0% in constant dollars).
The Company’s rigorous cost cutting programs, including lean operations, normative modeling, and procurement helped mitigate the impact of sharp revenue declines during the quarter.
Revenues at Starwood branded Same-Store Owned Hotels in North America decreased 29.9% while costs and expenses decreased 18.8% when compared to 2008. Margins at these hotels decreased 11.7%.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide decreased 30.7% (down 25.4% in constant dollars) while costs and expenses decreased 21.9% when compared to 2008. Margins at these hotels decreased 9.5%.
Approximately 47% of Starwood’s Owned Hotel earnings (before depreciation) are generated from outside the United States.
Revenues at owned, leased and consolidated joint venture hotels were $386 million when compared to $560 million in 2008.
Vacation Ownership
Total vacation ownership reported revenues decreased 29.8% to $134 million when compared to 2008. Originated contract sales of vacation ownership intervals decreased 50.3% primarily due to an overall decline in demand due to the current economic climate. The average price per vacation ownership unit sold decreased 24.6% to approximately $18,000, driven by a higher sales mix of lower-priced inventory, including a higher percentage of lower-priced biennial inventory in Hawaii. The number of contracts signed decreased 34.6% when compared to 2008.

During the quarter, the Company continued to scale back its sales centers and overhead, which helped drive the strong margin performance despite a significant decline in revenues. The Company has reset capital plans for the business which will permit the division to generate increasing levels of cash flow as we work through in-flight capital projects.
The Company did not sell any vacation ownership receivables during the first quarter.  The Company is currently in the process of completing sales of vacation ownership receivables and expects to complete these sales in the second quarter of 2009.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses decreased 28.5% to $93 million compared to the first quarter of 2008.  The decrease was primarily due to the Company’s continued focus on reducing its cost structure. A majority of the Company’s cost containment initiatives were completed and implemented during the quarter, including identifying additional reductions across its corporate departments and divisional headquarters.   The Company plans to complete the final phase of its cost reduction program in the second quarter of 2009.  These actions are expected to yield an annual run rate savings of approximately $100 million.
Restructuring Charges and Other Special Charges, Net
During the first quarter of 2009, the Company recorded a $17 million charge in connection with its ongoing initiative of rationalizing its cost structure in light of the current economic climate and the decline in activity in its business units. The charge primarily related to costs associated with the closure of a vacation ownership call center as well as severance costs associated with the reduction in force at the Company’s owned hotels.
Asset Sales
During the first quarter of 2009, the Company sold one hotel in Brussels, Belgium in exchange for a long term agreement to manage the hotel. The Company recorded a $5 million loss on the sale.
Capital
Gross capital spending during the quarter included approximately $31 million of maintenance capital and $37 million of development capital. Investment spending on gross vacation ownership interest (“VOI”) and residential inventory was $76 million, primarily in Bal Harbour, Rancho Mirage, Orlando and Cancun. The run rate of capital spending on development and investment capital will decline throughout the year as in-flight projects are completed.
Dividend
The Company paid a dividend of $0.90 per share on January 9, 2009 to holders of record on December 31, 2008.

IRS Tax Settlement
In January 2009, the Company and the IRS reached an agreement in principle to settle the litigation pertaining to the tax treatment of the Company’s 1998 disposition of World Directories, Inc. Under the proposed settlement, the Company expects to receive a refund of over $200 million as a result of tax payments previously made. The Company expects to finalize the details of the agreement and obtain the refund during the summer of 2009.
Balance Sheet
At March 31, 2009, the Company had total debt of $3.958 billion and cash and cash equivalents of $164 million (including $88 million of restricted cash), or net debt of $3.794 billion, compared to net debt of $3.517 billion at the end of 2008.
At March 31, 2009, debt was approximately 60% fixed rate and 40% floating rate and its weighted average maturity was 3.7 years with a weighted average interest rate of 4.85%. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.722 billion.
On April 27th, the Company entered into an amendment to its bank revolver due February 10, 2011 and bank term loans due June 29, 2009, June 29, 2010 and February 10, 2011. The amendment increased the leverage ratio from 4.5x to 5.5x (as defined in the agreements) in return for fees, higher interest rates and some additional modifications to the covenants. In addition, the Company pre-paid the $500 million bank term loan due June 29, 2009 by simultaneously drawing down on its revolver thereby reducing availability under the revolving credit facility to $1.2 billion (including current restricted cash). The Company plans to pay down portions of the revolver over the next three to six months with excess cashflow, timeshare loan securitizations, the IRS refund, asset sales, capital markets transactions and other cash generating activities.
Outlook
For the three months ended June 30, 2009:
▪	Adjusted EBITDA is expected to be approximately $180 million to $195 million assuming:
▪	REVPAR decline at Same-Store Company Operated Hotels Worldwide of 24% to 26% (18% to 20% in constant dollars).

▪	REVPAR decline at Branded Same-Store Owned Hotels in North America of 30% to 32%.

▪	Management and franchise revenues will be down approximately 13% to 15%.

▪	Operating income from our vacation ownership and residential businesses will be down $5 million to $10 million.

▪	Income from continuing operations, before special items, is expected to be approximately $25 million to $36 million, reflecting an effective tax rate of approximately 28%.

▪	EPS before special items is expected to be approximately $0.14 to $0.20.
2009 Baseline Update:
At the current time, given significant uncertainty in the global economy, it is very difficult to provide any definitive guidance for the second half of 2009.
Based on our first quarter results and our expectations for the second quarter, full year REVPAR is now tracking down 600 bps from the baseline scenario discussed during the Company’s fourth quarter call. The following are some broad parameters that the Company is using for 2009 planning purposes.
▪	REVPAR at Same-Store Company Operated Hotels Worldwide will decline 18% and REVPAR at Branded Same-Store Owned Hotels Worldwide will decline 21%.

▪	Owned hotel level cost reductions will generate $20 million more in savings than previously anticipated.

▪	Selling, General and Administrative savings will be $20 million higher than previously anticipated (down $70 million from 2008).

▪	Operating income from our vacation ownership and residential business will be $10 million lower than previously anticipated (down $60 million from 2008).

▪	Full year depreciation and amortization will be approximately $350 million.

▪	Full year interest expense will be approximately $240 million and cash taxes will be approximately $50 million.

▪	Full year effective tax rate will be approximately 28%.

▪	Full year capital expenditures (excluding vacation ownership and residential inventory) remain unchanged from prior baseline and would be approximately $150 million for maintenance, renovation and technology. In addition, in-flight investment projects, including Bal Harbour, and prior commitments for joint ventures and other investments will total approximately $175 million. Vacation ownership and Residential, excluding the Bal Harbour project, is expected to generate approximately $25 million in positive cash flow, not inclusive of any sales of timeshare receivables.

Special Items
The Company’s special items netted to a charge of $18 million (after-tax) in the first quarter of 2009 compared to $4 million (after-tax) charge in the same period of 2008.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

	Three Months
	Ended
	March 31,
	2009	2008
Income from continuing operations before special items	$25	$83

EPS before special items	$0.14	$0.44

Special Items
Restructuring and other special charges, net (a)	(17)	(9)
Loss on asset dispositions and impairments, net (b)	(5)	(1)

Total special items – pre-tax	(22)	(10)
Income tax benefit for special items (c)	4	6

Total special items – after-tax	(18)	(4)

Income from continuing operations	$7	$79

EPS including special items	$0.04	$0.42

(a)	During the three months ended March 31, 2009 and 2008, the Company recorded restructuring charges associated with its ongoing initiative to streamline operations and eliminate costs, including severance, lease termination fees and the write-off of leasehold improvements.

(b)	During the three months ended March 31, 2009, the charge primarily reflects a loss on one owned hotel sold during the quarter.

During the three months ended March, 31, 2008, the charge primarily reflects impairment charges for a hotel sold in the second quarter of 2008.

(c)	During the three months ended March 31, 2009, benefit primarily relates to tax benefits at the statutory rate for restructuring charges partially offset by permanent tax charges associated with the loss on asset dispositions.

During the three months ended March 31, 2008, benefit relates to adjustments to deferred taxes associated with deferred gains on hotel sales and tax benefits at the statutory rate for restructuring charges.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the first quarter financial results at 10:30 a.m. (EST) today at (719) 325-4751. The conference call will be available through simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EST) today through May 7, 2009 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 9647010).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 960 properties in more than 97 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended
	March 31,
			%
	2009	2008	Variance
Revenues
Owned, leased and consolidated joint venture hotels	$386	$560	(31.1)
Vacation ownership and residential sales and services	135	193	(30.1)
Management fees, franchise fees and other income	165	206	(19.9)
Other revenues from managed and franchised properties (a)	432	507	(14.8)

	1,118	1,466	(23.7)
Costs and Expenses
Owned, leased and consolidated joint venture hotels	334	438	23.7
Vacation ownership and residential	106	158	32.9
Selling, general, administrative and other	93	130	28.5
Restructuring and other special charges, net	17	9	(88.9)
Depreciation	70	71	1.4
Amortization	7	7	—
Other expenses from managed and franchised properties (a)	432	507	14.8

	1,059	1,320	19.8
Operating income	59	146	(59.6)
Equity earnings and gains and losses from unconsolidated ventures, net	(5)	6	n/m
Interest expense, net of interest income of $0 and $2	(43)	(47)	8.5
Loss on asset dispositions and impairments, net	(5)	(1)	n/m

Income from continuing operations before taxes	6	104	(94.2)
Income tax expense	(1)	(26)	96.2

Income from continuing operations	5	78	(93.6)
Discontinued operations:
Net loss on dispositions	(1)	(47)	97.9

Net income	4	31	(87.1)
Net loss attributable to noncontrolling interests	2	1	n/m

Net income attributable to Starwood	$6	$32	(81.3)

Earnings (Loss) Per Share – Basic
Continuing operations	$0.04	$0.43	(90.7)
Discontinued operations	(0.01)	(0.26)	96.2

Net income	$0.03	$0.17	(82.4)

Earnings (Loss) Per Share – Diluted
Continuing operations	$0.04	$0.42	(90.5)
Discontinued operations	(0.01)	(0.25)	96.0

Net income	$0.03	$0.17	(82.4)

Amounts attributable to Starwood’s Common Shareholders
Income from continuing operations	$7	$79	(91.1)
Discontinued operations	(1)	(47)	97.9

Net income	$6	$32	(81.3)

Weighted average number of Shares	179	184

Weighted average number of Shares assuming dilution	181	189

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$76	$389
Restricted cash	82	96
Accounts receivable, net of allowance for doubtful accounts of $50 and $49	513	552
Inventories	1,025	986
Prepaid expenses and other	168	143

Total current assets	1,864	2,166
Investments	359	372
Plant, property and equipment, net	3,540	3,599
Assets held for sale (a)	10	10
Goodwill and intangible assets, net	2,225	2,235
Deferred tax assets	619	639
Other assets (b)	685	682

	$9,302	$9,703

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c)	$5	$506
Accounts payable	173	171
Accrued expenses	1,099	1,274
Accrued salaries, wages and benefits	269	346
Accrued taxes and other	365	391

Total current liabilities	1,911	2,688
Long-term debt (c)	3,953	3,502
Deferred income taxes	30	26
Other liabilities	1,821	1,843

	7,715	8,059
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 186,723,517 and 182,827,483 shares at March 31, 2009 and December 31, 2008, respectively	2	2
Additional paid-in capital	490	493
Accumulated other comprehensive loss	(449)	(391)
Retained earnings	1,523	1,517

Total Starwood stockholders’ equity	1,566	1,621
Noncontrolling interest	21	23

Total equity	1,587	1,644

	$9,302	$9,703

(a)	Includes one hotel expected to be sold in 2009.

(b)	Includes restricted cash of $6 million at March 31, 2009 and December 31, 2008, respectively.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $593 million and $642 million at March 31, 2009 and December 31, 2008, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Historical Data
(in millions)

	Three Months Ended
	March 31,
			%
	2009	2008	Variance
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$6	$32	(81.3)
Interest expense(a)	51	54	(5.6)
Income tax expense(b)	2	73	(97.3)
Depreciation(c)	78	78	—
Amortization (d)	8	8	—

EBITDA	145	245	(40.8)
Loss on asset dispositions and impairments, net	5	1	n/m
Restructuring and other special charges, net	17	9	88.9

Adjusted EBITDA	$167	$255	(34.5)

(a)	Includes $8 million and $5 million of interest expense related to unconsolidated joint ventures for the three months ended March 31, 2009 and 2008, respectively.

(b)	Includes $1 million and $47 million of tax expense recorded in discontinued operations for the three months ended March 31, 2009 and 2008, respectively.

(c)	Includes $8 million and $7 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended March 31, 2009 and 2008, respectively.

(d)	Includes $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended March 31, 2009 and 2008.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Future Performance
(In millions)

Low Case		High Case
Three Months Ended		Three Months Ended
June 30, 2009		June 30, 2009
$25	Net income	$36
59	Interest expense	59
10	Income tax expense	14
86	Depreciation and amortization	86

$180	EBITDA	$195

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses
(In millions)

	Three Months Ended
	March 31,
Same-Store Owned Hotels (1)			%
Worldwide	2009	2008	Variance
Revenue
Same-Store Owned Hotels	$344	$487	(29.4)
Hotels Sold or Closed in 2009 and 2008 (10 hotels)	5	22	(77.3)
Hotels Without Comparable Results (10 hotels)	37	51	(27.5)
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$386	$560	(31.1)

Costs and Expenses
Same-Store Owned Hotels	$295	$372	20.7
Hotels Sold or Closed in 2009 and 2008 (10 hotels)	5	26	80.8
Hotels Without Comparable Results (10 hotels)	33	39	15.4
Other ancillary hotel operations	1	1	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$334	$438	23.7

	Three Months Ended
	March 31,
Same-Store Owned Hotels			%
North America	2009	2008	Variance
Revenue
Same-Store Owned Hotels	$227	$315	(27.9)
Hotels Sold or Closed in 2009 and 2008 (4 hotels)	—	6	n/m
Hotels Without Comparable Results (9 hotels)	34	47	(27.7)

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$261	$368	(29.1)

Costs and Expenses
Same-Store Owned Hotels	$199	$241	17.4
Hotels Sold or Closed in 2009 and 2008 (4 hotels)	—	7	n/m
Hotels Without Comparable Results (9 hotels)	30	35	14.3

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$229	$283	19.1

	Three Months Ended
	March 31,
Same-Store Owned Hotels			%
International	2009	2008	Variance
Revenue
Same-Store Owned Hotels	$117	$172	(32.0)
Hotels Sold or Closed in 2009 and 2008 (6 hotels)	5	16	(68.8)
Hotels Without Comparable Results (1 hotels)	3	4	(25.0)
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$125	$192	(34.9)

Costs and Expenses
Same-Store Owned Hotels	$96	$131	26.7
Hotels Sold or Closed in 2009 and 2008 (6 hotels)	5	19	73.7
Hotels Without Comparable Results (1 hotels)	3	4	25.0
Other ancillary hotel operations	1	1	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$105	$155	32.3

(1)	Same-Store Owned Hotel Results exclude 10 hotels sold or closed in 2009 and 2008 and 10 hotels without comparable results.

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics - Same Store
For the Three Months Ended March 31,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.
TOTAL HOTELS
REVPAR ($)	91.62	119.78	-23.5%	88.11	114.11	-22.8%	96.29	127.33	-24.4%
ADR ($)	159.96	185.17	-13.6%	153.13	175.01	-12.5%	169.13	198.95	-15.0%
Occupancy (%)	57.3%	64.7%	-7.4	57.5%	65.2%	-7.7	56.9%	64.0%	-7.1

SHERATON
REVPAR ($)	80.61	102.07	-21.0%	73.68	94.69	-22.2%	88.90	110.91	-19.8%
ADR ($)	143.34	160.19	-10.5%	130.89	147.51	-11.3%	158.26	175.63	-9.9%
Occupancy (%)	56.2%	63.7%	-7.5	56.3%	64.2%	-7.9	56.2%	63.2%	-7.0

WESTIN
REVPAR ($)	104.41	132.84	-21.4%	105.15	132.09	-20.4%	102.11	135.14	-24.4%
ADR ($)	175.61	201.26	-12.7%	175.77	197.93	-11.2%	175.10	212.11	-17.4%
Occupancy (%)	59.5%	66.0%	-6.5	59.8%	66.7%	-6.9	58.3%	63.7%	-5.4

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	154.52	234.35	-34.1%	197.48	270.71	-27.1%	126.58	210.70	-39.9%
ADR ($)	296.56	370.04	-19.9%	342.04	389.28	-12.1%	261.30	355.37	-26.5%
Occupancy (%)	52.1%	63.3%	-11.2	57.7%	69.5%	-11.8	48.4%	59.3%	-10.9

LE MERIDIEN
REVPAR ($)	110.51	154.47	-28.5%	129.03	188.07	-31.4%	108.62	151.05	-28.1%
ADR ($)	184.91	227.49	-18.7%	208.87	281.08	-25.7%	182.37	222.10	-17.9%
Occupancy (%)	59.8%	67.9%	-8.1	61.8%	66.9%	-5.1	59.6%	68.0%	-8.4

W
REVPAR ($)	137.71	208.75	-34.0%	129.73	203.02	-36.1%	208.40	259.60	-19.7%
ADR ($)	241.31	295.78	-18.4%	226.03	280.81	-19.5%	384.63	469.06	-18.0%
Occupancy (%)	57.1%	70.6%	-13.5	57.4%	72.3%	-14.9	54.2%	55.3%	-1.1

FOUR POINTS
REVPAR ($)	59.72	75.22	-20.6%	55.34	69.24	-20.1%	69.89	89.09	-21.6%
ADR ($)	103.05	118.91	-13.3%	97.27	110.24	-11.8%	115.69	138.55	-16.5%
Occupancy (%)	58.0%	63.3%	-5.3	56.9%	62.8%	-5.9	60.4%	64.3%	-3.9

OTHER
REVPAR ($)	74.23	85.02	-12.7%	74.23	85.02	-12.7%
ADR ($)	148.62	158.16	-6.0%	148.62	158.16	-6.0%
Occupancy (%)	49.9%	53.8%	-3.9	49.9%	53.8%	-3.9

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results - Same Store
For the Three Months Ended March 31,
UNAUDITED

	Systemwide (1)			Company Operated (2)
	2009	2008	Var.	2009	2008	Var.
TOTAL WORLDWIDE
REVPAR ($)	91.62	119.78	-23.5%	102.75	135.65	-24.3%
ADR ($)	159.96	185.17	-13.6%	177.48	203.91	-13.0%
Occupancy (%)	57.3%	64.7%	-7.4	57.9%	66.5%	-8.6

NORTH AMERICA
REVPAR ($)	88.11	114.11	-22.8%	106.71	142.09	-24.9%
ADR ($)	153.13	175.01	-12.5%	180.22	205.86	-12.5%
Occupancy (%)	57.5%	65.2%	-7.7	59.2%	69.0%	-9.8

EUROPE
REVPAR ($)	94.03	132.44	-29.0%	100.87	145.65	-30.7%
ADR ($)	178.47	222.96	-20.0%	187.59	235.96	-20.5%
Occupancy (%)	52.7%	59.4%	-6.7	53.8%	61.7%	-7.9

AFRICA & MIDDLE EAST
REVPAR ($)	134.54	156.26	-13.9%	136.81	157.63	-13.2%
ADR ($)	204.95	219.80	-6.8%	208.52	222.14	-6.1%
Occupancy (%)	65.6%	71.1%	-5.5	65.6%	71.0%	-5.4

ASIA PACIFIC
REVPAR ($)	85.93	117.61	-26.9%	80.94	109.23	-25.9%
ADR ($)	151.98	184.56	-17.7%	149.67	176.32	-15.1%
Occupancy (%)	56.5%	63.7%	-7.2	54.1%	62.0%	-7.9

LATIN AMERICA
REVPAR ($)	81.94	103.13	-20.5%	89.81	110.58	-18.8%
ADR ($)	142.56	152.25	-6.4%	155.01	160.55	-3.5%
Occupancy (%)	57.5%	67.7%	-10.2	57.9%	68.9%	-11.0

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results - Same Store (1)
For the Three Months Ended March 31,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.
	57 Hotels			30 Hotels			27 Hotels
TOTAL HOTELS
REVPAR ($)	117.78	169.85	-30.7%	125.50	178.84	-29.8%	105.32	155.34	-32.2%
ADR ($)	196.25	241.84	-18.9%	203.85	252.78	-19.4%	183.11	223.83	-18.2%
Occupancy (%)	60.0%	70.2%	-10.2	61.6%	70.8%	-9.2	57.5%	69.4%	-11.9

Total Revenue	343,547	486,786	-29.4%	226,702	315,071	-28.0%	116,845	171,715	-32.0%
Total Expenses	295,268	371,898	-20.6%	199,627	241,170	-17.2%	95,641	130,728	-26.8%

	51 Hotels			24 Hotels			27 Hotels
BRANDED HOTELS
REVPAR ($)	122.49	179.00	-31.6%	135.12	196.40	-31.2%	105.32	155.34	-32.2%
ADR ($)	200.46	248.58	-19.4%	211.98	265.65	-20.2%	183.11	223.83	-18.2%
Occupancy (%)	61.1%	72.0%	-10.9	63.7%	73.9%	-10.2	57.5%	69.4%	-11.9

Total Revenue	319,630	460,995	-30.7%	202,785	289,280	-29.9%	116,845	171,715	-32.0%
Total Expenses	269,853	345,394	-21.9%	174,212	214,666	-18.8%	95,641	130,728	-26.8%

(1)	Hotel Results exclude 10 hotels sold and 10 hotels without comparable results during 2009 & 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended March 31,
UNAUDITED ($ millions)

	Worldwide
	2009	2008	$ Variance	% Variance
Management Fees:
Base Fees	54	67	-13	-19.4%
Incentive Fees	25	37	-12	-32.4%

Total Management Fees	79	104	-25	-24.0%

Franchise Fees	32	39	-7	-17.9%

Total Management & Franchise Fees	111	143	-32	-22.4%

Other Management & Franchise Revenues (1)	32	26	6	23.1%

Total Management & Franchise Revenues	143	169	-26	-15.4%

Other (2)	22	37	-15	-40.5%

Management Fees, Franchise Fees & Other Income	165	206	-41	-19.9%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $20 million in 2009 and $21 million in 2008 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended March 31,
UNAUDITED ($ millions)

	2009	2008	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	81	163	-50.3%
Other Sales and Services Revenues (2)	52	54	-3.7%
Deferred Revenues — Percentage of Completion	4	(24)	n/m
Deferred Revenues — Other (3)	(3)	(2)	50.0%

Vacation Ownership Sales and Services Revenues	134	191	-29.8%
Residential Sales and Services Revenues	1	2	-50.0%

Total Vacation Ownership & Residential Sales and Services Revenues	135	193	-30.1%

Originated Sales Expenses (4) — Vacation Ownership Sales	57	117	51.3%
Other Expenses (5)	40	46	13.0%
Deferred Expenses — Percentage of Completion	3	(13)	n/m
Deferred Expenses — Other	5	5	—

Vacation Ownership Expenses	105	155	32.3%
Residential Expenses	1	3	66.7%

Total Vacation Ownership & Residential Expenses	106	158	32.9%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of March 31, 2009
UNAUDITED ($ millions)
Properties without comparable results in 2009:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin St. John Resort & Villas	St. John, Virgin Islands
Westin Peachtree	Atlanta, GA
Sheraton Fiji Resort	Nadi, Fiji
element Lexington	Lexington, MA
aloft Lexington	Lexington, MA
aloft Philadelphia Airport	Philadelphia, PA
Park Ridge Hotel & Conference Center at Valley Forge	King of Prussia, PA
Minneapolis Gateway Hotel	Minneapolis, MN
W Chicago - City Center	Chicago, IL
Properties sold or closed in 2009 and 2008:

Property	Location
Caesar’s Brookdale	Scotrun, PA
Sheraton Hamilton	Hamilton, Ontario
Days Inn Town Center	Seattle, WA
Sixth Avenue Inn	Seattle, WA
Hotel Des Bains	Venice Lido, Italy
The Westin Excelsior	Venice Lido, Italy
Hotel Villa Cipriani	Asolo, Italy
The Westin Turnberry	Ayreshire, Scotland
Sheraton Brussels Hotel & Towers	Brussels, Belgium
Sheraton Mencey Hotel	Santa Cruz de Tenerife, Spain
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $88 million)	$164
Debt	$3,958
Revenues and Expenses Associated with Assets Sold or Closed in 2009 and 2008 (1):

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2008:
2008
Revenues	$10	$25	$36	$6	$77
Expenses (excluding depreciation)	$16	$23	$23	$8	$70

Hotels Sold or Closed in 2009:
2009
Revenues	$5	$—	$—	$—	$5
Expenses (excluding depreciation)	$5	$—	$—	$—	$5

2008
Revenues	$12	$13	$10	$10	$45
Expenses (excluding depreciation)	$10	$12	$11	$7	$40

(1)	Results consist of 2 hotels sold or closed in 2009 and 8 hotels sold or closed in 2008. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2009 and 2008.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three Months Ended March 31, 2009
UNAUDITED ($ millions)

Maintenance Capital Expenditures (1):
Owned, Leased and Consolidated Joint Venture Hotels	23
Corporate/IT	8

Subtotal	31

Vacation Ownership Capital Expenditures (2):
Net capital expenditures for inventory (excluding St. Regis Bal Harbour)	7
Net capital expenditures for inventory - St. Regis Bal Harbour	47

Subtotal	54

Development Capital	37

Total Capital Expenditures	122

(1)	Maintenance capital expenditures include improvements, repairs, and maintenance.

(2)	Represents gross inventory capital expenditures of $76 in the three months ended March 31, 2009, less cost of sales of $22 in the three months ended March 31, 2009.

Starwood Hotels & Resorts Worldwide, Inc.
2009 Divisional Hotel Inventory Summary by Ownership by Brand*
March 31, 2009

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	8	4,461	4	707	5	2,713	2	821	19	8,702
Westin	5	2,849	3	650	3	902	1	273	12	4,674
Four Points	2	327	—	—	—	—	1	630	3	957
W	9	3,174	—	—	—	—	—	—	9	3,174
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	3	668	1	161	—	—	—	—	4	829
aloft	2	272	—	—	—	—	—	—	2	272
element	1	123	—	—	—	—	—	—	1	123
Other	8	2,452	—	—	—	—	—	—	8	2,452

Total Owned	39	14,969	15	2,346	9	3,795	4	1,724	67	22,834

Managed & UJV
Sheraton	42	30,137	72	21,121	15	2,934	52	19,151	181	73,343
Westin	52	28,105	14	3,883	—	—	16	5,979	82	37,967
Four Points	2	646	8	1,533	3	427	8	2,434	21	5,040
W	13	3,887	2	579	1	237	3	723	19	5,426
Luxury Collection	8	2,098	12	1,804	7	250	—	—	27	4,152
St. Regis	4	900	1	95	1	120	4	1,008	10	2,123
Le Meridien	5	1,034	64	15,778	—	—	24	6,285	93	23,097
aloft	—	—	—	—	—	—	1	186	1	186
Other	1	—	1	—	—	—	—	—	2	—

Total Managed & UJV	127	66,807	174	44,793	27	3,968	108	35,766	436	151,334

Franchised
Sheraton	154	45,862	28	6,937	9	2,500	14	5,651	205	60,950
Westin	54	17,807	5	2,030	2	396	7	1,939	68	22,172
Four Points	88	14,228	12	1,670	9	1,383	2	235	111	17,516
Luxury Collection	5	1,167	14	1,827	—	—	7	2,022	26	5,016
Le Meridien	5	1,553	6	1,743	1	213	2	554	14	4,063
aloft	18	2,680	—	—	—	—	—	—	18	2,680
element	2	246	—	—	—	—	—	—	2	246

Total Franchised	326	83,543	65	14,207	21	4,492	32	10,401	444	112,643

Systemwide
Sheraton	204	80,460	104	28,765	29	8,147	68	25,623	405	142,995
Westin	111	48,761	22	6,563	5	1,298	24	8,191	162	64,813
Four Points	92	15,201	20	3,203	12	1,810	11	3,299	135	23,513
W	22	7,061	2	579	1	237	3	723	28	8,600
Luxury Collection	14	3,908	33	4,459	8	430	7	2,022	62	10,819
St. Regis	7	1,568	2	256	1	120	4	1,008	14	2,952
Le Meridien	10	2,587	70	17,521	1	213	26	6,839	107	27,160
aloft	20	2,952	—	—	—	—	1	186	21	3,138
element	3	369	—	—	—	—	—	—	3	369
Other	9	2,452	1	—	—	—	—	—	10	2,452
Vacation Ownership	12	6,434	—	—	1	338	—	—	13	6,772

Total Systemwide	504	171,753	254	61,346	58	12,593	144	47,891	960	293,583

*	Vacation ownership includes 13 of the 26 properties that are not co-located with a hotel.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of March 31, 2009
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed (3)	Development (4)	Capacity (5),(6)	Buildout
Sheraton	8	7	7	2,988	91	1,394	4,473
Westin	10	7	9	1,367	195	756	2,318
St. Regis	2	2	2	63	—	—	63
The Luxury Collection	1	1	1	6	—	1	7
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	24	20	20	4,548	286	2,152	6,986

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	26	21	21	4,746	286	2,192	7,224

Total Intervals Including UJV’s (7)				246,792	14,872	113,984	375,648

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales or future development.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.